Exhibit 99

        THE NEW YORK TIMES COMPANY TO ACQUIRE ABOUT.COM Provides Compelling Strategic Benefits For Future Growth

        NEW YORK, NY (February 17, 2005)—The New York Times Company announced today that it has reached an agreement to acquire About, Inc., a leading online consumer information provider, from PRIMEDIA Inc. (NYSE:PRM) in an all-cash transaction valued at approximately $410 million. The acquisition is subject to customary regulatory approvals and is expected to be completed late this quarter or early in the second quarter.

        About, Inc., through its Web site About.com, provides "practical solutions for everyday problems." Ranking among the most frequently visited sites, About.com reaches an audience of 22 million unique visitors each month. Its network of nearly 500 experts, known as guides, create Web sites on thousands of topics—from personal finance to consumer electronics to history and geography. About's guides serve as a filter for information found on the Internet, create dynamic original content and help users find the information they need. About.com has the largest archive of original online content, which provides significant advertising opportunities.

        The New York Times Company's highly successful Web sites—which include NYTimes.com, Boston.com and more than 40 other Web sites—are visited by more than 13 million users each month, and include the leading Internet sites owned by a news organization. NYTimes.com alone generates 350 million average monthly pageviews.

        The acquisition is expected to provide The New York Times Company with such compelling strategic benefits as:

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  Adding a fast-growing, highly profitable Web site to complement the Company's existing portfolio of digital properties.

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  Strengthening and diversifying the Company's online advertising base, adding a significant cost-per-click advertising business as well as impression-based display advertising. Cost-per-click advertising is the fastest growing segment of online advertising.

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  Extending the Times Company's reach among Internet users. Based on Nielsen/Net Ratings, About.com's 22 million monthly users combined with the Times Company's already significant base of 13 million users will form the 12th largest entity on the Internet.

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  Providing an important platform for future growth on the Internet by adding an alternate model of content creation and aggregation.

        The Times Company expects strong revenue and profit growth for About. According to Primedia, the purchase price of $410 million reflects a multiple of over 10 times About, Inc. 2004 revenues and a multiple of over 30 times About, Inc. 2004 segment earnings before interest, taxes and depreciation (EBITDA). Based on Times Company projections, the transaction price reflects a multiple of 23 times estimated 2005 EBITDA. The Times Company expects the acquisition to be accretive to earnings in 2007 and will be structured as a cash for stock purchase. For tax purposes, the Company plans to treat the acquisition similar to an asset purchase, leading to tax deductions worth over $80 million.

        Under Times Company ownership, About will operate as its own distinct business division. The Times Company expects to enhance and expand the About.com content offering and improve the visibility of the About.com brand name. The Times Company also expects to market its products to the vast About.com user base.

        "We are very excited about this acquisition, which furthers our strategy of delivering news and information to local and national audiences with multiple media products," said Janet Robinson, president and CEO, The New York Times Company. "Primedia and About's management team, led by Peter Horan, have successfully transformed About into a popular and profitable business. The global reach of About.com and opportunities for cross-promotion between its channels and our digital properties will be additive for both businesses. With the Times Company behind it, About.com is poised to grow even further, benefiting The New York Times Company and its shareholders."

        "The sale of About.com is a material deleveraging transaction that significantly strengthens Primedia's balance sheet," said Kelly P. Conlin, Primedia's president and chief executive officer. "Because About.com is completely distinct from Primedia's other Web sites, its sale enables us to further focus on growing the online extensions of our outstanding portfolio of targeted brands reaching highly-engaged, high-value audiences."

        "About.com's network of guides is an efficient and extensible content model that has developed a strong user base among enthusiasts and others interested in particular subject areas," said Martin Nisenholtz, senior vice president, Digital Operations, The New York Times Company. "This is a structure that provides an excellent complement to our current Web sites. We are looking forward to sharing our online publishing expertise with About and expect to see growth from enhancing the content offering, expanding its coverage and developing its sales and marketing resources."

        "The New York Times has been a leader in providing quality content through its family of Web sites," said Mr. Horan, About.com CEO. "About.com will grow even stronger by being affiliated with such a strong, innovative media company."

        Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by the Company's various markets and material increases in newsprint prices. They also include other risks detailed from time to time in the Company's publicly-filed documents, including the Company's Annual Report on Form 10-K for the period ended December 28, 2003. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

        The New York Times Company (NYSE: NYT), a leading media company with 2004 revenues of $3.3 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 16 other newspapers, eight network-affiliated television stations, two New York City radio stations and more than 40 Web sites, including NYTimes.com and Boston.com. For the fourth consecutive year, the Company was ranked No. 1 in the publishing industry in Fortune's 2004 list of America's Most Admired Companies. The Company's core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

        PRIMEDIA is the leading targeted media company in the United States. With 2003 revenues of $1.3 billion, our properties comprise more than 200 brands that connect buyers and sellers in more markets than any other media company through our print publications, Web sites, events, newsletters and video programs in four market segments:

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  Enthusiast Media includes more than 120 consumer magazines and is the #1 special interest magazine publisher in the U.S. with well-known brands such as Motor Trend, Automobile, Creating Keepsakes, In-Fisherman, Power & Motoryacht, Hot Rod, Snowboarder, Stereophile and Surfer.

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  Consumer Guides is the #1 publisher of free consumer guides in the U.S. with Apartment Guide, Auto Guide and New Home Guide and is the #1 distributor of free consumer publications through its proprietary distribution network in more than 16,000 locations.

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  Business Information is a leading information provider in more than 20 business market sectors with more than 60 magazines, 108 Web sites, 23 events, and 53 directories and data products.

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  Education includes Channel One, a proprietary network to secondary schools; Films Media Group, a leading source of educational videos; and Interactive Medical Network, a continuing medical education business.